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                                                                    Exhibit 12.3

                                  INTRODUCTION
                   TO THE CODE OF BUSINESS CONDUCT AND ETHICS
                                BASIC PRINCIPLES

The Companies of TELECOM GROUP:

..       Are committed, as active and responsible members of the community, to observe the laws in force and the ethical principles commonly accepted in the conduct of business: transparency, correctness, and fairness, and to cause them to be observed;

..       Reject and stigmatize recourse to illegal and improper conduct
        (vis-a-vis the community, public authorities, customers, workers, investors, and competitors) in order to achieve their business objectives, which they pursue exclusively through the excellence of their performance in terms of quality and cost-effectiveness, based on experience, customer care and innovation;

..       Adopt organizational solutions serving to prevent violations of the principles of legality, transparency, correctness, and fairness by their employees and collaborators, and take steps to ensure they are applied and complied with in practice;

..       Ensure, while safeguarding the competitive strengths of their businesses, that the market, investors, and the public are fully informed about their actions; they disclose information to the market and investors in accordance with criteria of correctness, clarity, and equal access, in the awareness of the importance of having accurate information about their activities for the market, investors, and the community as a whole;

..       Make every effort to promote fair competition, which they believe to be in their own interest and in that of all the other firms operating in the market, their customers and their stakeholders;

..       Maintain relations with public authorities at the local, national, and international levels based on full and active cooperation and transparency, in conformity with their respective roles and the economic objectives and the values set out in this Code;

..       Pursue excellence and competition in the market and provide their customers with high quality services that meet their needs efficiently, with the aim to guarantee an immediate, capable, and competent response to customers' needs, in a proper, courteous, and helpful way;

..       Are aware of the strategic importance of the services they provide for the well-being and growth of the communities in which they operate, to which they Intend. to contribute by providing efficient and technologically advanced services, considering research and innovation as essential to their growth and success;

..       Compatibly with their nature of commercial enterprises and consequent need for their operations to be economically efficient, in their choices consider the social importance of telecommunications services and endeavor to meet the needs of the entire community, including the weakest members.

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..       Are well disposed towards, and where appropriate, provide support for, social, cultural, and educational initiatives aimed at developing the individual and improving living standards;

..       Protect their human resources and enhance their quality, recognizing their central role, in the belief that the principal factor in the success of every firm is the professional contribution made by those who work for it, in a context of fairness and mutual trust;

..       Use material resources responsibly, with a view to achieving sustainable growth that respects the environment and the rights of future generations.

To implement and enforce the basic principles set out precedently, there is hereby approved and enforced the following:

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                       CODE OF BUSINESS CONDUCT AND ETHICS

PURPOSE
To establish conduct standards to be followed by those working for Telecom Group companies in the performance of their duties, with a view to ensure that the highest ethical rules govern internal relationships within Telecom Group companies and relationships with other businesses and with the public.

SCOPE
This Code applies to all Board members, Statutory Auditors, General Manager, Corporate Directors and Managing Directors, Managers and other employees under an employment contract, hired, permanent or semi-permanent, temporary and apprentices (all of them and each of them referred to herein as "the Personnel") of each of Telecom Group companies, the relevant Boards of Directors of which approved or shall approve it as the Code of Business Conduct and Ethics for such companies.

Suppliers, contractors, advisors and consultants of Telecom Group companies shall be sought to also abide by the ethical principles of this Code, to which effect a copy thereof shall be delivered to them, of which they shall acknowledge receipt.

SCOPE OF APPLICATION
Telecom Group, it being construed to be, for purposes of the application of this Code, Telecom Argentina Stet-France Telecom S.A. . ("Telecom Argentina") and its directly controlled companies (collectively "the Companies" and each of them "the Company").

When this Code refers to the observance of duties, attitudes and conducts of the "Personnel" towards "the Company", it shall be construed to refer to the duties, attitudes and conducts of the Personnel of each of the Companies towards the company of Telecom Group for which it works.

DISCLOSURE
This Code of Business Conduct and Ethics ("this Code") is public. It shall be made known to all the Personnel performing duties in Telecom Group Companies as of the date of approval of this Code and to all those joining the company later, at the time of admission. All Telecom Group Companies Personnel shall expressly and formally accept this Code. It shall also be published in the Intranet and in the web site of Telecom Argentina and its controlled companies (www.telecom.com.ar) so that it can be consulted at any time by the Personnel, and by shareholders, suppliers, customers and any interested party. In addition, the printed version of this Code shall be available, free of charge, at the registered offices (Avda. Alicia Moreau de Justo No. 50, piso 13 (1107) Buenos Aires, Republica Argentina) for shareholders requesting it by mail or e-mail (pinsussa@ta.telecom.com.ar).

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TABLE OF CONTENTS
1.      Personal Conduct
1.1     Personnel Liability
1.2     Shared Liabilities
1.3     Disallowed Conduct
1.4     Conflicts of Interest
1.5     Corporate Opportunities
1.6     Opinions
2.      Business Relationships
3.      Community Relationships
3.1     Compliance with Laws, Rules and Regulations
3.2     Environment, Health and Safety
4.      Fair Dealing and Non-Discrimination
5.      Quality, Use and Protection of the Company's Disclosures
5.1     Quality of Public Disclosures
5.2     Accuracy of Company Financial Records
5.3     Trading on Inside Information
5.4     Protection of Confidential Proprietary Information
5.5     Communication Contents and Retention of Records
6.      Protection and Proper Use of Company Assets
7.      Gifts
7.1     General
7.2     Business Gifts and Invitations to Individuals
7.3     Gifts and Invitations to Government Officers and Employees
7.4     Acceptance of Gifts and Invitations
8.      Secrecy of Communications
9.      Political Contributions and Activities
10.     Compliance with this Code
11.     Reporting of any Illegal or Unethical Behavior
12.     Waivers and Amendments

DEVELOPMENT

1.      PERSONAL CONDUCT

1.1     Personnel Liability

The Company Personnel shall:
                a)      Foster a culture of honesty and accountability, acting
                        pursuant to the terms and spirit of this Code.
                b)      Achieve a high ethical conduct level which should be
                        reflected in all of the Company's activities, including, but not limited to, relationships with employees, customers, suppliers, competitors, the government, shareholders and the public.
                c) Achieve a reputation for integrity, professionalism and fairness.
                d) Refrain from indirectly obtaining anything directly forbidden.
                e)      Act in good faith, adhering to internal and legal rules.
                f) Refrain from acting arbitrarily, violently or discriminatorily or with an offensive or persecutory intent.

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1.2     Shared Liabilities

Even well intentioned actions that violate the law or this Code may result in negative consequences for the Company and/or the Personnel. Such consequences may result in corrective and/or disciplinary action, which may include dismissal or removal from office.

1.3     Disallowed Conduct

1.3.1 While performing its duties or performing its tasks for the Company, it shall not allow the Personnel to:

        a) Carry out any work alien to the Company's activities during work hours, whether in or outside its facilities (this does not apply to the Board members and Statutory Auditors and other Personnel performing duties for the Company on an autonomous or independent basis and not subject to an established work timetable).
        b)      Behave in a violent fashion.
        c) Use, or be under the effect of, alcoholic drinks or illegal substances.
        d) Fail to observe the rights of customers, suppliers or work mates.
        e) Behave disrespectfully with a customer, using rude, insulting, defamatory or obscene verbal or gestual language.
        f) Discriminate or sexually or otherwise harass any work mate or another person.
        g) Make insinuations, take actions or make comments that may intimidate or offend other people.
        h) Falsify or fake information, authorizing signatures, records, vouchers or documents.
        i) Engage in transactions (e.g.: collections, payments, etc.) or operations (e.g.: purchases, sales, service facilities, etc.) without being duly authorized to such end or acting in a fraudulent towards the Company.

1.3.2 The Personnel may not use property, facilities, materials, services or other Company resources for its own or a third party benefit.

1.4     Conflicts of Interest

1.4.1 The Personnel has an obligation to conduct itself in an honest and ethical manner and act in the best interest of the Company, endeavoring to avoid situations that may give rise to a potential or actual conflict between its own interest and the interest of the Company.

        A "conflict of interest" occurs when the Personnel's private interest interferes in any way with the interest of the Company or when the Personnel (or any member of its family) receives improper personal benefits as a result of its position in the Company.

        The main risk in case a conflict of interest occurs is that it may hinder work decision-making or prevent the employee from performing its work effectively and objectively.

1.4.2 As from the effective date of this Code, no Close Relatives may join the Company of those performing duties as members of the Board of Directors, Statutory Auditors, General Manager, Corporate Directors and Managing Directors.

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        The admission of Close Relatives of the remaining Personnel shall be previously approved by the Human Resources Corporate Director.

        The term "Close Relatives" comprises first and second degree blood and in-law relatives and unmarried co-habitants.

1.4.3 Although it would not be possible to describe each situation giving rise to a conflict of interest, the following are examples of events which may constitute a conflict of interests and which should be avoided by the Company's Personnel:

                a) Accept money, gifts of a certain value, personal discounts (except if such discounts are offered to all the Company's Personnel) or receive other benefits as a result of the position, from a competitor, customer or supplier.

                b) Compete with the Company in purchase or sale of property, products, services or in any other transaction, "Compete" meaning to engage in the same line of business as the Company or any of the other Telecom Group Companies or to have a shareholding in a company competing with Telecom Group Companies (except for investments lower than 2% of the corporate capital in listed Companies).

                c) Deprive the Company, for its own or third party benefit, of opportunities to sell or purchase property, products, services or interests.

                d) Have a personal interest in a transaction involving the Company, a competitor, customer, or supplier, except for the interests inherent in the position in the Company.

                e) Make decisions or take courses of action, from the position held in the Company, to protect or improve any investment or financial interest held in a company with which the Company relates.

                f) Receive loans or guarantees of an obligation as a result of the capacity as Company Personnel (not including loans for which granting the position held in the Company has been taken into account for the sole purpose of assessing the beneficiary's solvency).

                g) Exercise a determining influence for the Company to hire a company as supplier, contractor, agent or representative, when such company is owned or managed by Close Relatives or employs Close Relatives in hierarchical or managerial positions.

                h) Act as supplier, agent or representative of the Company, except in the case of Board members or Statutory Auditors that are members of free professional associations who provide advisory services to the Company on an independent basis.

                i) Perform hierarchical or managerial duties at a supplier, agent or representative of the Company, except in the case of Board members or Statutory Auditors who are members of free professional associations who provide advisory services to the Company on an independent basis. Board members and Statutory Auditors may be members of the Boards of Directors or Supervisory Committees of such companies and carry out tasks involving mere independent advice, by previously notifying the Company's Board of Directors.

1.4.4 The Personnel involved in a conflict of interest shall handle such conflict of interest in an ethical manner and pursuant to the provisions of this Code.

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        To avoid conflicts of interest, the Personnel must report to the Human
        Resources Director of any material transaction or relationship which may reasonably be expected to give rise to a conflict of interest. The Human Resources Director - with the assistance of the legal department, if necessary - shall adopt the provisions required to either avoid or settle the conflict of interest.

        Conflicts of interest involving Board members, Statutory Auditors, the General Manager or the Human Resources Director shall be notified to the Board Chairman.

        When the significance of a conflict of interest so justifies, the Human Resources Director or the Board Chairman may submit the case to consideration of the Board of Directors.

1.4.5 The Personnel not avoiding conflicts of interest or failing to timely report conflicts of interest that affect or may affect it, when it is not its responsibility but the Company's to avoid the situation, shall be liable to disciplinary action, including dismissal or removal from office.

1.5     Corporate Opportunities

        The Personnel is prohibited from taking for itself or third parties property, information and business opportunities that arise from the condition enjoyed, the position held, or the duties performed in the Company.

1.6     Opinions

        The Company shall secure for its Personnel the constitutional right to freely express its personal opinions. However, its opinion on public issues shall always be made on a personal basis.

        Any opinion involving the Company must be formally authorized by the party responsible (a manager, at least) for the Communications and Institutional Relations duties, the General Manager or the Board of Directors.

2.      BUSINESS RELATIONSHIPS

        Reliable and transparent communications are essential to establish long lasting business relationships. In this regard, there are four things to be taken into consideration by the Personnel:
                a) The Personnel dealing with customers and suppliers shall always carry a credential supplied by the Company and show it when required. In addition, it must identify itself in telephone or written communications.
                b) Kindness and politeness must be basic principles in the relationships with customers, suppliers, people from other organizations and the public. A good service shall be provided in commercial offices or in telephone conversations or in any other situation.
                c) In commercial transactions, no customers within the same category and in similar conditions shall be treated with favoritism or preferentially or discriminatorily. Petitions and claims by customers shall be channeled as per mechanisms established by the Company.
                d) All decisions related to the selection of suppliers of goods and services shall be made on an impartial basis. Those competing for business deals with the Company shall fully trust the objectivity of selection and award procedures.

3.      COMMUNITY RELATIONSHIPS

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3.1     Compliance with Laws, Rules and Regulations

        The Company is strongly committed to conducting its business affairs with honesty and integrity and in full compliance with all applicable laws, rules and regulations. Therefore, the Personnel shall commit no illegal or unethical act or instruct others to do so.

        Antitrust laws forbid agreements among competitors on such matters as prices, terms of sale to customers and allocation of markets or customers. Antitrust laws can be very complex and violations may subject the Company and its personnel to sanctions such as fines, civil or criminal liability. If you have any questions, consult the Legal department.

3.2     Environment, Health and Safety

        The Company is committed to conducting its business in compliance with all applicable environmental and workplace health and safety laws and regulations and strives to provide a safe and healthy work environment for its Personnel and to avoid adverse impact and damage to the environment and the communities in which it conducts its business. Achieving this goal is the responsibility of all the Personnel.

4.      FAIR DEALING AND NON-DISCRIMINATION

        The Personnel shall endeavor to deal fairly with other people working in or for the Company as well as with customers, suppliers, competitors, government authorities and officers and the public, at all times and in accordance with ethical business practices.

        No one should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practice.

        The Company abides by the ethical principles of non-discrimination, respect for minorities and freedom of conscience and commits to endeavor that persons are treated, and treat each other, fairly and with respect and dignity. Therefore, conduct involving discrimination, harassment or unfair treatment will not be tolerated.

        According to the principles fostered by it, the Company's policies for recruitment, promotion and retention of employees forbid discrimination on the basis of any criteria prohibited by law, including but not limited to race, skin color, sex, sexual orientation, religion, political views, age, civil status, nationality, physical disability or social status.

5.      QUALITY, USE AND PROTECTION OF THE COMPANY'S DISCLOSURES

5.1     Quality of Public Disclosures

        The Companies are responsible for the effective communication with all its shareholders so that they are furnished with truthful, complete, accurate, timely and easily understandable information, in all material respects, about the Company's financial condition and the results of operations and about all relevant events that affect the Companies of the Telecom Group now, or that may affect them in the future.

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        The reports and documents to be submitted by the Companies to Comision
        Nacional de Valores (CNV), the United States Securities and Exchange Commission (SEC), the Buenos Aires Stock Exchange (BASE), the New York Stock Exchange (NYSE) and other public communications to other regulatory authorities and markets shall always include truthful, complete, accurate, timely and easily understandable disclosures.

        Telecom Argentina has established a Disclosure Committee consisting of Executives to assist in the collection, processing and supervision of the disclosures addressed to the SEC and of the other public information. All the Telecom Group Personnel must provide full assistance in the tasks performed by the Disclosure Committee and the information supplied to it must be truthful, complete, accurate, timely and easily understandable.

5.2     Accuracy of Company Financial Records

        The Company is committed to observing the best practices in all matters relating to accounting, financial controls, internal reporting and taxation. No transaction may be made by the Company that is not duly and timely accounted for. All financial books, records and accounts of the Company must accurately reflect transactions and events and conform both to required accounting principles and to the Company's system of internal controls. Records shall not be distorted in any way to conceal, disguise or alter the Company's true financial condition.

        The Personnel becoming aware of any violation of this principle shall promptly report it as stated in 11 of this Code.

5.3     Trading on Inside Information

        It is illegal to use privileged information (meaning non-public information) related to the Company and/or Telecom Group, its transactions, its financial condition, results of operation or relevant events involving it for the purchase or sale or any other transaction with shares, negotiable obligations or any security issued by any of Telecom Group Companies or by Nortel Inversora S.A. It is also illegal to supply such privileged information or to provide an advice or suggestion to a any person to the same effects. All non-public information shall be considered privileged corporate information and must never be used for personal or third party benefit.

        The Personnel is required to be aware of, and fulfill the Telecom Argentina's regulations on, trading with privileged information which may be consulted in the Company's Intranet.

        In case of doubts as to the time and terms to buy, sell or otherwise trade in securities issued by Telecom Group Companies or by Nortel Inversora S.A., the Personnel must contact the Human Resources Corporate Director and refrain from executing the transaction until its question is answered. Board members and Statutory Auditors shall consult the General Secretary.

5.4     Protection of Confidential Proprietary Information

        Confidential proprietary information related to the Company's activities is a valuable asset. Protecting this information is a vital role played in the company's continued growth and ability to compete and all Company proprietary information should be maintained in strict confidence, except when disclosure is authorized by the Company or required by law.

        The Company's proprietary information includes all non-public information that might be useful to competitors or that could be harmful to the Company, its

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        shareholders or its customers, if disclosed. Information on intellectual property (such as trade secrets, patents, trademarks and copyrights) as well as business plans, objectives and strategies, technological, research and new product strategies, technical build-up of infrastructure and networks, information systems and software developed by the Company, records, databases, salary and benefits data, employee medical information, customer, employee and supplier lists and any unpublished financial and pricing information, and any information related to the shareholders, the Company or Telecom Group must be protected.

        The Personnel in the capacity of generator, custodian, user or addressee of this type of information must protect it adequately; ensuring identification, classification and custody thereof as per internal rules and instructions in force.

        Unauthorized use and/or distribution of proprietary information violates this Code and could result in negative consequences both for the Company and the individuals involved. In such event, the Company shall implement applicable disciplinary and/or legal action, as appropriate.

        The Company respects the property rights and confidential information of other companies and requires the Personnel to observe such rights.

5.5     Communication Contents and Retention of Records

        All Company records and communications shall be clear, truthful, complete and accurate. The Personnel shall maintain a correct and accurate style in communications, avoiding exaggeration, guesswork, hasty conclusions and derogatory remarks of people or institutions. This applies to all types of internal and external communications and notes, including memos, informal notes or e-mails.

        Records may only be eliminated when there is certainty that the Company or control authorities will not need or require them in the future.

        Regarding the correct use of internet, intranet and the e-mail, corporate guidelines in force (established in the specific regulations) shall be observed. Greeting chains, access to and distribution of obscene or bad taste material or any other use violating this Code are prohibited.

6.      PROTECTION AND PROPER USE OF COMPANY ASSETS

        The Company's assets shall be solely used to carry out business-inherent activities pursuant to internal rules. It is the responsibility of all the Personnel to protect the Company's assets (materials, equipment, vehicles, supplies, financial resources, non-public information, information resources, including hardware, software and information thereon, etc.) from any loss, theft, robbery or any other improper use since these events have a direct negative effect on the Company's activities. Any suspected loss, theft, robbery or improper use of assets shall be promptly reported as stated in the Company's internal regulations.

        The Company shall not be liable for Personnel elements or property used by it for the performance of its tasks.

7.      GIFTS

7.1     General

        No payment shall be made, or anything valuable shall be delivered, to anyone directly or indirectly in any manner or circumstance which is intended to secure or retain a business or obtain any other favorable action or decision.

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7.2     Business Gifts and Invitations to Individuals

        Occasional business gifts and invitations to non-government employees for courtesy reasons in connection with the development of business relationships, as well as discounts and the provision of services free of charge for commercial promotion purposes, are deemed -in principle-an acceptable practice. However, these gifts, invitations and commercial promotions should be given infrequently and their value should be modest. Gifts, discounts or invitations in any form should not be extended. In case of doubt, consult the Human Resources Corporate Director.

7.3     Gifts and Invitations to Government Officers and Employees

        Both the Argentine laws and the US Foreign Corrupt Practices Act prohibit and penalize payments and delivery of valuable objects, directly or indirectly, to government officers or employees, to obtain or retain a business or secure any other favorable action or decision.

        Therefore, no payment may be made or gift or commercial invitation extended to a government officer or employee except for gifts of a modest value or infrequent commercial invitations extended for courtesy reasons or discounts and the provision of services free of charge for commercial promotion purposes and always with the General Manager's previous approval.

7.4     Acceptance of Gifts and Invitations

        Any gift offered to the Personnel by reason of its position in the Company shall be rejected or returned when acceptance thereof renders decision making difficult or prevents performance of the job effectively, objectively, or ethically.

        The Company's Personnel may accept:
        a) Transportation, if necessary, to attend training sessions, exhibitions or executive meetings with customers (with the prior authorization of a manager, if applicable
        b) Allowances and promotional discounts, if advantages are not exclusive.
        c) Gifts of a modest value (e.g.: calendars, pens, diaries, etc.) usually offered to employees of other companies with a similar commercial relationship.

        Gifts of any other type shall not be accepted. If a disallowed gift is received by the Personnel (e.g.: money, significant gifts, trips, etc.), and he could not reject it, he must notify the Human Resources Director thereof who shall determine whether it must be returned or used for charity.

8.      SECRECY OF COMMUNICATIONS

        Laws and regulations in force related to the secrecy of communications sanction tapping or eavesdropping actions. In addition to being illegal, such violations seriously harm the Company's reputation.

        When becoming aware of attempts or suspected attempts of violation of the secrecy of communications, the Personnel shall immediately report so to its immediate superior who shall implement applicable corrective action.

9.      POLITICAL CONTRIBUTIONS AND ACTIVITIES

        The Company will make no contributions of any kind to political parties or groups.

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        The Company does not intend to discourage or prevent the Personnel, individually, from making contributions to political parties or groups or engaging in political activities on its own behalf, although it may not do this during work hours or at the workplace or Company's facilities.

        The Company shall not reimburse the Personnel (directly or indirectly) for personal contributions to political parties or groups.

        The Personnel, as a citizen, is allowed to participate in public activities and fill civic positions provided this does not give rise to a conflict of interest between its position with the Company and the public office.

10.     COMPLIANCE WITH THIS CODE

        The Company undertakes to enforce this Code equally on all the Personnel who must comply with all the provisions of this Code. Violations are a breach of work rules that may result in applicable corrective or disciplinary action according to the severity of the breach, including dismissal or removal from office. Violations which involve illegal behavior will be reported by the Board of Directors to the appropriate authorities.

        The violations of this Code must be notified as per the provisions of 11 hereof ("Reporting of any Illegal or Unethical Behavior").

        The Company intends to promote the application of the standards of this Code by those with whom it does business. As a result, it is prohibited to hire a third party to perform any act forbidden by law or by this Code or to do business with those who, intentionally and overtly, violate the law or the standards of this Code.

11.     REPORTING OF ANY ILLEGAL OR UNETHICAL BEHAVIOR

11.1 The Company encourages the Personnel to promptly report any actual or potential violation of the provisions of this Code and undertakes to seriously investigate into any report made in good faith in respect of such violations.
        The Company shall tolerate no type of retaliation for reports or claims made in good faith in respect of improper behavior. The open communication of doubts and concerns by all the Personnel without fearing any negative reactions or retaliation is deemed vital for the successful implementation of this Code. All the Personnel is requested to cooperate with internal investigations into improper behavior or the violations of this Code.

11.2 The Human Resources Department shall have authority over, and primary responsibility for, compliance with this Code.

11.3 Any act violating the laws, rules or regulations in force or the standards of this Code shall be reported promptly as follows:

        . Reports in general: they shall be filed with the immediate superior or the Human Resources department, which shall assess the situation, prepare an opinion proposing the action to be taken and submit it to the Human Resources Corporate Director, who shall make a decision on the action to be taken.

        . Reports on accounting or internal control matters: they shall be filed with the Audits Department. The Audits Corporate Director shall assess the

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                situation, prepare an opinion proposing the action to be taken, and if applicable, shall submit the issue to the Temporary Audit Committee (and the Audit Committee when it replaces it) to assess the case and settle it, or if deemed advisable, submit it to the Board of Directors for it to pass a resolution.

        . Reports involving a Board member, a Statutory Auditor, the General Manager and Human Resources or Audit Corporate
                Directors: they shall be filed with the Board Chairman, who shall assess the situation and, as the case may be, shall submit them to the Board of Directors for it to pass a resolution.

        . Reports affecting the Board Chairman: they shall be filed with the Temporary Audit Committee (and before the Audit Committee when it replaces it) who shall assess the situation and, as the case may be, shall submit them to the Board of Directors for it to pass a resolution.

11.4 In all events, reports shall be made in writing and signed or shall be made personally. The Company shall use its best efforts to keep the issue confidential, except when doing so is forbidden by law or applicable legal proceedings.

12.     WAIVERS AND AMENDMENTS

        Any waiver of the provisions of this Code may only be granted to a member of the Board, Statutory Auditor, General Director, Corporate Director or Managing Director, through a well substantiated resolution, by the Temporary Audit Committee/the Audit Committee or the Board of Directors. And when such information applies as per applicable rules, such waivers must be reported to Comision Nacional de Valores and the United States Securities and Exchange Commission, with a copy to the markets on which the Company's shares are listed.

        Waivers of the provisions of this Code may be granted to the remaining Personnel by the Human Resources Corporate Director.

        Amendments to this Code must be approved by the Board of Directors and shall also be reported to Comision Nacional de Valores, the United States Securities and Exchange Commission, the Buenos Aires Stock Exchange, the New York Stock Exchange and other applicable authorities, exchanges and markets.